SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 13, 2013

H. J. Heinz Company
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-3385	25-0542520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Suite 3100 Pittsburgh, Pennsylvania		15222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In connection with the senior secured notes offering by Hawk Acquisition Sub, Inc. (“Merger Sub”) announced by H.J. Heinz Company (the “Company”) on March 13, 2013, Merger Sub  intends to provide certain information to potential investors, and the Company is therefore including such information in Exhibit 99.1 to this Current Report on Form 8-K pursuant to Regulation FD. Exhibit 99.1 is furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01 Other Events

On March 13, 2013, the Company issued a press release announcing a senior secured notes offering by Merger Sub. The press release is attached as Exhibit 99.2 and is incorporated herein by reference.

The notes offering is being made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act, and outside the United States to non-U.S. investors. The notes to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent an applicable exemption from the registration requirements. The information contained in this report does not constitute an offer to sell or the solicitation of an offer to buy notes in any jurisdiction in which such an offer or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit 99.1      Regulation FD Disclosure

Exhibit 99.2      Press Release issued March 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2013	H. J. HEINZ COMPANY
	By:	/s/ Theodore N. Bobby
Theodore N. Bobby Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Regulation FD Disclosure
99.2	Press release dated March 13, 2013